UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  12/03/2004

VIE FINANCIAL GROUP INC
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-11747

DE	226650372
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1114 Avenue of the Americas 22nd Floor
New York, NY 10036
(Address of Principal Executive Offices, Including Zip Code)

212-575-8200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 8.01.    Other Events

On December 3, 2004, Vie Financial Group, Inc. (the "Company") filed its certificate of dissolution with the Secretary of State of the State of Delaware, pursuant to the plan of liquidation approved by the Board of Directors on September 20, 2004 and by stockholders on September 21, 2004 (the "Plan of Liquidation"). The certificate of dissolution will be effective at the close of business on December 6, 2004, at which time the Company's stock transfer books will be closed and the Company's common stock will no longer trade on the OTC Bulletin Board.   Following the filing of the certificate of dissolution, the Company will continue to wind up its business in accordance with the Plan of Liquidation.

Also on December 6, 2004, the Company will file a Form 15 with the Securities and Exchange Commission ("SEC") to deregister its common stock under the Securities Exchange Act of 1934. As a result, the Company will not make any future public filings with the SEC.

On or about December 7, 2004, the Company expects to make a liquidating distribution to holders of record of issued and outstanding shares of common stock and preferred stock of the Company as of the close of business on December 6, 2004, including an aggregate amount of $338,596 to holders of Series B convertible preferred stock, which amount is equal to the liquidation preference plus all accrued and unpaid dividends on the Series B preferred, and a per share amount of $0.37 to holders of common stock and Series G convertible preferred stock of the Company. The Company will continue to assess the reserves necessary to settle its outstanding obligations and fund future administrative expenses in connection with carrying out the Plan of Liquidation, and may make future liquidating distributions to its stockholders to the extent it determines there are excess funds available to make further distributions. There can be no assurance that there will be sufficient funds available to make any such future distributions.

As previously announced, the Board of Directors of the Company approved the Plan of Liquidation on September 20, 2004, in connection with the sale of substantially all of the assets of the Company to Piper Jaffray Companies. On September 21, 2004, the Plan of Liquidation was approved by written consent by holders of a majority of the outstanding shares of common stock of the Company entitled to vote. The Plan of Liquidation became effective on November 19, 2004, upon the closing of the sale of substantially all of the assets of the Company to Piper Jaffray Companies.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

VIE FINANCIAL GROUP INC

Date: December 06, 2004.	By:	/s/ Jennifer L. Andrews
Jennifer L. Andrews
Executive Vice President, Finance